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                                                                   EXHIBIT 10.04

                             CONSULTING AGREEMENT

                                    BETWEEN

                          MERRILL LYNCH FUTURES INC.

                                      AND

                                 [CONSULTANT]



                                                    Dated as of _________, 199__
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                             CONSULTING AGREEMENT
                             --------------------


          This Consulting Agreement dated as of __________, 199__ is between Merrill Lynch Futures Inc. ("Merrill Lynch Futures") and ______________ ("Consultant").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, Merrill Lynch Futures acts as commodity broker for the Units of Limited Partnership Interest of ML Principal Protection Trading L.P. (the "Fund");

          WHEREAS, Consultant is willing to consult with Merrill Lynch Futures concerning Merrill Lynch Futures' provision of brokerage services (including forward trading services) for the Fund (and other commodity pools, as contemplated hereby);

          WHEREAS, Consultant is willing to undertake certain other obligations to Merrill Lynch Futures to assist Merrill Lynch Futures in its dealings with the Fund and in certain other aspects of the commodities markets as herein set forth.

          NOW, THEREFORE, the parties hereto agree as follows:

          1.  Payment of Consulting Fee.
              -------------------------

          Merrill Lynch Futures shall remit to Consultant, within ten (10) business days of the end of each month during the term of this Agreement, a consulting fee equal to ____ of 1% of the month-end assets committed by Merrill Lynch Investment Partners Inc. (the "General Partner") for management by Consultant as of the end of such month (a ___% annual rate) after reduction of such assets by _____% of the brokerage commissions/administrative charge (computed at a 9.5% rate) paid by the Fund in respect of such month but without reduction for any redemptions as of such month-end or for any accrued Profit Shares as of such month-end, and after including month-end interest credits (if any), all as described in the Fund's Prospectus and Registration Statement filed with the Securities and Exchange Commission, as amended from time to time (the "Prospectus"). Merrill Lynch Futures and the Consultants each understand that certain of the assets committed to trading may be held by the Fund and certain of such assets by ML Principal Protection L.P., the parent of the Fund.

          Consultant recognizes and agrees that the General Partner has the authority to reallocate assets away from Consultant's Fund account at any time (due, in part, to the "principal protection" feature of the Fund), and that the Consulting Fees due hereunder shall reflect any such reallocation as of its effective date.
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          The description of the calculation of the Consulting Fee set forth in the Prospectus is hereby confirmed in all respects.

          At such time as Merrill Lynch Futures remits each monthly consulting fee payment hereunder to Consultant, Merrill Lynch Futures shall also submit a reasonably itemized statement setting forth the calculation of the amount due to Consultant in respect of such month. If Consultant does not object to such statement within ten (10) business days of the receipt thereof, such statement shall for all purposes be deemed to be conclusively correct.

          2.   Registration of Consultant.
               --------------------------

          Consultant represents and warrants that it has all necessary registrations or memberships with or in the Commodity Futures Trading Commission, the National Futures Association and any other federal or state governmental body or agency (if any) required to receive the consulting fee from Merrill Lynch Futures contemplated hereby and understands and agrees that Merrill Lynch Futures' obligations to make any such payments shall be suspended (without any obligation whatsoever to make compensating payments in the future) during any period as to which Merrill Lynch Futures is advised by counsel that Consultant does not have all such registrations and memberships. The Consultant need not provide any services which it believes, in its discretion, might subject it to any provision of the Investment Advisers Act of 1940 or similar state securities laws.

          3.   Prorating of Consulting Fee in the Case
               of Partial Months.
               ---------------------------------------

          The Consulting Fee due to Consultant hereunder shall be prorated for any partial month during which this Agreement is in effect, or for any reallocations during a month, such proration to be made on the basis of the number of business days during such month for which this Agreement is in effect and Consultant is capable of providing consulting service hereunder, as compared to the total number of business days in such month.

          4.   Consulting Services to Be Rendered by
               Consultant.
               -------------------------------------

          Consultant agrees to consult with Merrill Lynch Futures, at the reasonable request of Merrill Lynch Futures, from time to time during the term of this Agreement, concerning the commodity markets and the desirability of various different trading approaches, as well as the possibility of Consultant, or other trading advisors designated by Merrill Lynch Futures, participating in other pool offerings sponsored by Merrill Lynch entities. To the extent that computer services are necessary in the context of such consulting services, Consultant agrees to

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utilize its own computer facilities at no cost to Merrill Lynch Futures, to the extent that Consultant is able to do so without any interference with its regular business operations. In particular, and not by way of limitation, Consultant agrees, at the reasonable request of the General Partner, to review and critique proposed trading method descriptions submitted to Merrill Lynch Futures by prospective trading advisors.

          Consultant need not disclose any information deemed by it to be confidential in the course of any consultations as contemplated by this
Section 4, unless Consultant, in its sole discretion, deems that it has received adequate assurances of confidentiality.

          5.   Reports.
               -------

          During the term of this Agreement, Consultant shall assist Merrill Lynch Futures in the preparation of any reports and other documents which Merrill Lynch Futures or any of its affiliates desires to transmit to its futures fund customers, including investors in commodity pools in which Merrill Lynch Futures or one of its affiliates participates, to the extent that Merrill Lynch Futures may reasonably request.

          6.   Presentations.
               -------------

          During the term of this Agreement, Consultant agrees that, to the extent consistent and without interference with Consultant's regular business operation, its principals and agents shall be available to consult concerning presentations which Merrill Lynch Futures may wish to organize relating to futures trading and to attend such presentations, in each case to the extent that Merrill Lynch Futures may reasonably request.

          7.   Investment Advice.
               -----------------

          During the term of this Agreement, Consultant agrees that it will, at the reasonable request of Merrill Lynch Futures, advise Merrill Lynch Futures concerning the investment of customer funds held by Merrill Lynch Futures in futures or forward contracts, provided that Consultant need not give any such advice which might subject it to the registration requirements under the Investment Advisers Act of 1940.

          8.   Consultation Concerning Forward Trading.
               ---------------------------------------

          During the term of this Agreement, Consultant agrees that it will, to the extent that Merrill Lynch Futures may reasonably request, cooperate with and advise Merrill Lynch Futures concerning the operation of the Fund's affiliated Foreign Exchange Desk.

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          9.   Consultation Concerning Other
               Commodity Pools.
               -----------------------------

          During the term of this Agreement, Consultant agrees to discuss with Merrill Lynch Futures and its representatives the structure and operation of the other commodity pools for which Consultant acts as a trading advisor (again, however, Consultant need not disclose any information deemed by it to be confidential in the course of such consultations).

          10.  Comparison of Brokerage Arrangements.
               ------------------------------------

          As contemplated by the Limited Partnership Agreement of the Fund and the Customer Agreement of the Fund, Merrill Lynch Futures and the General Partner have agreed to undertake annual reviews of the Fund's futures and forward trading. Consultant agrees that it will make available to Merrill Lynch Futures such comparisons as Merrill Lynch Futures may reasonably request of the terms on which forward trading facilities are made available to Consultant by third parties subject to the need to maintain client confidentiality. In addition, Consultant agrees it will assist in advising Merrill Lynch Futures and the General Partner in their efforts to compare the futures and forward trading services available to the Fund and to other comparable accounts.

          11.  General Consulting Services.
               ---------------------------

          Consultant acknowledges and agrees that this Agreement contemplates that Consultant will, to the extent not inconsistent with its responsibilities to third parties and as Merrill Lynch Futures may reasonably request, advise Merrill Lynch Futures on its commodity brokerage and related operations. Consultant hereby agrees that it will in good faith cooperate in assisting Merrill Lynch Futures in that respect, regardless of whether the specific advice or service requested of Consultant by Merrill Lynch Futures is explicitly set forth herein, and give to Merrill Lynch Futures and such of its officers as may so request the benefit of Consultant's experience and knowledge of the markets and consult with such persons in an advisory capacity concerning such markets and related matters. Consultant agrees, insofar as prior obligations shall permit, to hold itself available to consult and advise with officers and other representatives of Merrill Lynch Futures on the foregoing and related matters.

          12.  Term of Agreement.
               -----------------

          This Agreement shall continue in effect for three (3) years from the date hereof. Thereafter this Agreement shall be automatically renewed provided that the Advisory Agreement between the Fund, ML Principal Protection L.P., the General Partner and the Consultant dated as of the date hereof (the "Advisory Agreement"), has been automatically renewed pursuant to its original terms as set forth in such Agreement. Notwith-

                                      -4-
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standing the foregoing, this Agreement shall automatically terminate upon the termination of the Advisory Agreement.

          13.  Status of the Parties.
               ---------------------

          Nothing herein shall be construed to constitute Consultant and Merrill Lynch Futures a partnership or association. Nor shall Consultant be deemed an employee or agent of Merrill Lynch Futures or to have any authority to act for or represent Merrill Lynch Futures as a consequence hereof.

          14.  Notices.
               -------

          All notices required to be delivered under this Agreement shall be in writing (including telegraphic communication) or by telephone confirmed in writing, all such writings to be delivered personally or sent by first-class mail, postage prepaid, as follows:

          if to Consultant:

               ______________
               ______________
               ______________
               ______________
               Attn:
          if to Merrill Lynch Futures:

               MERRILL LYNCH FUTURES INC.
               Merrill Lynch World Headquarters
               North Tower, 23rd Floor
               World Financial Center
               New York, New York  10080-1323
               Attn: Eric Kunkes

          15.  No Assignment.
               -------------

          The consulting services hereby contracted for by Merrill Lynch Futures are personal to Consultant. No party hereto may assign any of its rights hereunder without the prior written consent of each other party. This Agreement shall not be construed to confer any benefit on any person other than the parties hereto and their respective successors and assigns.

          16.  Governing Law.
               -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

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          17.  Entire Agreement; Counterparts.
               ------------------------------

          This Agreement sets forth the entire agreement of the parties relating to the subject matter hereof except as otherwise set forth herein.

          This Agreement may be executed in two or more counterparts each of which shall constitute one and the same document.

          18.  No Waiver.
               ---------

          No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

          19.  No Disgorgement.
               ---------------

          In no event shall Consultant be required to disgorge any consulting fees previously paid to it by Merrill Lynch Futures hereunder (unless an invoice submitted by Merrill Lynch Futures as contemplated hereby shall prove to have been incorrect). The payments due to Consultant are in no respect contingent on any event subsequent nor upon the receipt by Merrill Lynch Futures of any payments from any of its affiliates or any other third party. Both parties hereto shall, however, be entitled to exercise full remedies at law in the event of a breach of this Agreement by the other party.

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          IN WITNESS WHEREOF, this Consulting Agreement has been executed by the parties hereto as of the day and year first above written.


                              [CONSULTANT]



                              By:________________________________
                                 Name:
                                 Title:


                              MERRILL LYNCH FUTURES INC.



                              By:________________________________
                                 Name:
                                 Title:



Acknowledged:

ML PRINCIPAL PROTECTION
  TRADING L.P.

By:  Merrill Lynch Investment
     Partners Inc., General Partner



By:_______________________________
Name:
Title:

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